                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the following registration statements of American General Corporation:

REGISTRATION STATEMENT NUMBER     ON FORM
- -----------------------------     -------
       33-39200                     S-8
       33-39201                     S-8
       33-39202                     S-8
        2-98021                     S-8
       33-51973                     S-8
       33-51045                     S-3
       33-58317                     S-3

and in the registration statements on Form S-3 of American General Capital, L.L.C. (No. 33-58317-01) and American General Delaware, L.L.C. (No. 33-58317-02) of our report, which includes an explanatory paragraph for certain changes in accounting principles, dated February 1, 1995, on our audits of the consolidated financial statements of American Franklin Company and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, which report is included in the accompanying Form 8-K of American General Corporation.

                                                       COOPERS & LYBRAND, L.L.P.

Chicago, Illinois
April 14, 1995